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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4/A No. 333-104973) and related Prospectus of InterActiveCorp (formerly USA Interactive) and to the incorporation by reference therein of our report dated February 6, 2003, with respect to the consolidated financial statements and schedule of USA Interactive (presently InterActiveCorp) included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
New York, New York July 7, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS